As filed with the Securities and Exchange Commission on May 16, 1997
                                       Registration No. 333-_____




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                 OIL-DRI CORPORATION OF AMERICA
       (Exact name of issuer as specified in its charter)

               DELAWARE                            36-2048898
        (State of incorporation)      (I.R.S. Employer Identification No.)

           410 N. Michigan Avenue, Chicago, Illinois 60611
                           (312) 321-1515
    (Address including zip code, and telephone number including area code, of principal executive offices)



                         BRIAN P. CURTIS
                         General Counsel
                     410 N. Michigan Avenue
                     Chicago, Illinois 60611
                         (312) 321-1515
    (Name, address and telephone number of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


               CALCULATION OF REGISTRATION FEE

Title of Securities Amount of      Proposed       Proposed     Amount of
to be Registered    Shares to be   Maximum        Maximum      Registration
                    Registered     Offering       Aggregate    Fee
                                   Price Per      Offering
                                   Share (1)(2)   Price (1)(2)
Common Stock, $.10
par value per share 500,000 shares $15.5625       $7,781,25    $2,357.95

Class A Common
Stock, $.10 par
value per share     See Note (3)   See Note (3)   See Note (3) See Note (3)

(1) Estimated pursuant to Rule 457(c) based on the average high and low prices for the Common Stock as quoted on the New York Stock Exchange on May 12, 1997.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(3) This Registration Statement covers, in aggregate, up to 500,000 shares of either Common Stock or Class A Common Stock issuable under the Plan. Shares issuable under the Plan will be shares of Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A Common Stock will be issued. At the date hereof, no Class A Common Stock has been issued.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION - DATED MAY 16, 1997

PROSPECTUS
OIL-DRI CORPORATION OF AMERICA
500,000 SHARES OF COMMON STOCK ($.10 PAR VALUE PER SHARE), OR IF
CLASS A COMMON STOCK IS ISSUED AND PUBLICLY TRADED, THEN CLASS A
COMMON STOCK ($.10 PAR VALUE PER SHARE)





     This Prospectus relates to up to 500,000 shares of Common Stock, $.10 par value per share ("Common Stock"), or if Class A Common Stock is issued and publicly traded, then Class A Common Stock, $.10 par value ("Class A Common Stock" and referred to collectively with the Common Stock as the "Stock") of Oil-Dri Corporation of America (the "Company"), which may be offered and sold to permissible transferees of participants in the Company's 1995 Long-Term Incentive Plan (the "Plan") pursuant to the applicable terms, including, any applicable price terms of
(i) nonqualified stock options ("Options"), (ii) stock appreciation rights ("SARs"), and (iii) performance units ("Performance Units") or performance shares ("Performance Shares"), granted to such participants under the Plan. Such Options, SARs, Performance Units and Performance Shares are referred to collectively as "Stock Awards." Some or all of the Stock Awards may be transferred by participants for no consideration in accordance with the Plan and the grant documents specifying the terms and conditions of such Stock Awards. This Prospectus also relates to the offer and sale of Stock pursuant to such Stock Awards to the beneficiaries of such permissible transferees, or other persons duly authorized by law to adminis ter the estate or assets of such persons. Certain types of Awards under the Plan (incentive stock options and restricted stock) cannot be transferred, and accordingly, this Prospectus does not relate to any issuance of Stock pursuant to such awards.

     Shares of Common Stock are traded on the New York Stock Exchange ("NYSE") under the symbol "ODC". On May ___, 1997, the closing sale price of the Common Stock on the NYSE was $_____ per share. As of the date hereof, no Class A Common Stock has been issued.

     No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it would be unlawful to make such an offer in such jurisdiction.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
    COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS IS MAY __, 1997.

                       TABLE OF CONTENTS

Available Information
Documents Incorporated by Reference
The Company
Description of the Plan
Use of Proceeds
Plan of Distribution
Legal Matters
Experts

                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 75 Park Place, New York, N.Y. 10007 and 500 West Madison, Suite 1400, Chicago, Illinois 60621, and copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov.

      This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Stock, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the SEC. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

      The  Common Stock is traded on the New York Stock  Exchange
(the "NYSE") and reports and proxy statements and other information concerning the Company also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

              DOCUMENTS INCORPORATED BY REFERENCE

     The Company has incorporated by reference into this Prospectus the following documents: (1) the Company's annual report on Form 10-K for the fiscal year ended July 31, 1996;
(2) the Company's quarterly reports on Form 10-Q for the fiscal quarters ended October 31, 1996 and January 31, 1997; and (3) the description of the Company's Common Stock and Class A Common Stock under the caption "Description of Common Stock, Class B Stock and Class A Common Stock in the Company's Proxy Statement dated November 9, 1994."

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will deliver without charge to each person to whom this Prospectus is delivered upon the written or oral request of such person, a copy of any and all of the most recent reports, proxy statements and other communications distributed to the Company's stockholders generally, together with any or all of the information that is incorporated by reference in this Prospectus (other than exhibits to such information unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates).

     Requests for any of the documents described under this caption or additional information regarding the Plan or the administrators should be directed in writing to Oil-Dri
Corporation of America, c/o Employee Benefits Manager, 410 N.
Michigan Avenue, Chicago, Illinois 60611 or by calling (312) 321-1515.

                          THE COMPANY

     The Company is a leader in developing, manufacturing and marketing sorbent products and related services for the consumer, industrial, environmental, agricultural and fluids purification markets. The Company's products are principally produced from clay minerals and, to a lesser extent, other sorbent materials. Consumer products, consisting primarily of cat litter, are sold through the grocery products industry, mass merchandising, warehouse clubs, and pet specialty retail outlets. Industrial and environmental products, consisting primarily of oil, grease and water sorbents (both clay and nonclay), are sold to distributors of industrial cleanup and automotive products, environmental service companies, and retail outlets.
Agricultural products, which include carriers for crop protection chemicals and fertilizers, drying agents, soil conditioners, pellet binders for animal feeds and flowability aids, are sold to manufacturers of agricultural chemicals and distributors of other agricultural products. Fluids purification products, consisting primarily of bleaching, filtration and clarification clays, are sold to processors and refiners of edible and petroleum-based oils.

     The Company's sorbent technologies include absorbent and adsorbent products. Absorbents, like sponges, draw liquids up into their many pores. Examples of the Company's absorbent products are CAT'S PRIDE Premium Cat Litter and other cat litters, OIL-DRI ALL PURPOSE mineral floor absorbent and AGSORB granular agricultural chemical carriers.

     Adsorbent products attract liquids, impurities, metals and surfactants to themselves and form low level chemical bonds. The Company's adsorbents are used for cleanup and filtration mediums. The Company's adsorbent products include OIL-DRI LITE Sorbents for industrial and environmental cleanup, PURE-FLO, PURE-FLO SUPREME, PERFORM and SELECT Bleaching Clays for edible oils, fats and tallows, and ULTRA-CLEAR Clarification Aids for petroleum based oils and by-products.

     The Company's principal executive offices are located at 410
N. Michigan Avenue, Suite 400, Chicago, Illinois, 60611,
telephone:  (312) 321-1515.



                     DESCRIPTION OF THE PLAN

GENERAL INFORMATION

     This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

INTRODUCTION

     The Plan is a program under which the Company can, among other things, grant selected employees Stock Awards which give the recipients the opportunity to benefit from appreciation in the market price of the Stock.

     The Plan authorizes 500,000 shares of Stock to be issued pursuant to the Plan. As of the date hereof, 334,125 shares of Common Stock were subject to existing Options that had been granted under the Plan and 2000 shares of restricted Stock had been granted under the Plan. The Plan will terminate on August 10, 2005, but the Board can terminate it effective as of an earlier date. However, a termination of the Plan would not affect outstanding Stock Awards.

     An aggregate of 500,000 shares of Stock, has been made available and reserved for delivery by the Company on account of the exercise of Stock Awards and payment of benefits in connection with Stock Awards. Subject to the foregoing limit, shares of Stock held as treasury shares may be used for or in connection with Stock Awards. The Plan further provides that, notwithstanding any other provision therein, no individual employee may be granted Options and stock appreciation rights to purchase more than 125,000 shares of Stock. Performance units denominated in dollars reduce the number of shares of Stock available for further Stock Awards by the dollar amount of the performance units granted divided by the fair market value of a share of Stock on the date preceding the grant; other Stock Awards reduce the availability of Stock by the number of shares of Stock covered by such Stock Awards.

     "Stock" means Class A Common Stock, $.10 par value per share, or if no Class A Common Stock is issued and publicly traded on any securities market as defined in the Plan, then Common Stock, par value $.10 per share, of the Company. Class A Common Stock is equal in all respects on a per share basis to the Common Stock, except as to voting rights and stock splits or stock dividends the Common Stock has one vote per share; the Class A Common Stock is non-voting, except for limited voting rights required by Delaware law. (Class B Stock of the Company, which cannot be issued under the Plan, has ten votes per share.) In a stock split or stock dividend, holders of Common Stock would receive Common Stock, holders of Class A Common Stock would receive Class A Common Stock, and holders of Class B Stock would receive Class B Stock.

     The Company believes that the Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Internal Revenue Code").

PURPOSE

     The purposes of the Plan are: (i) to provide a means by which key employees of the Company and its subsidiaries ("Subsidiaries") can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries, focusing their attention on managing the Company as an equity owner, and aligning their interests with those of the Company's Stockholders and (ii) to enable the Company and its Subsidiaries to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

ELIGIBILITY

     Stock Awards may be granted under the Plan, to any employee of the Company or of any Subsidiary, at the discretion of a committee of the Board of Directors ("Committee"). (See "Adminis tration.") In selecting the individuals to whom Stock Awards are granted, as well as in determining the number of shares subject to each grant, the Committee takes into consideration such factors as it deems relevant to accomplish the purpose of the Plan. (See "Purpose.")

STOCK AWARDS

     Options

     The Committee, within its discretion, may grant Options under the Plan. When granted an Option, a Grantee will receive an Award Agreement which will specify the principal terms of the Option, such as the number of shares of Stock subject to the Option, the Option exercise price per share of Stock, when the Option can be exercised, and when the Option expires. The term of all Options shall be a period of not more than ten years from the grant date.

     Pursuant to the Plan, the Option price may not be less than 100% of the fair market value of the Stock on the date an Option is granted.

     Holders of Options may exercise Options in one or more installments as determined by the Committee commencing not earlier than one year after the date of grant by delivering a written notice to the Company of the Holders' intent to purchase a specific number of shares of Stock subject to the Option. (See also "Change in Control.") The Option price may be paid with cash, or (with the consent of the Committee) with Common Stock or Class A Common Stock (valued at fair market value, as defined in the Plan, on the last business day immediately preceding the date of exercise), or through simultaneous sale through a broker of shares of Stock acquired on exercise (as permitted under Regulation T of the Federal Reserve Board), or any combination thereof.

     Stock Appreciation Rights

     The Committee may, in its discretion, also grant SARs which may be granted on a stand-alone basis or in tandem with shares of Stock subject to an Option under the Plan. If SARs are granted in tandem with shares of Stock subject to an Option under the Plan, then, unless otherwise specified in the applicable Award Agreement, a Holder's SARs shall terminate upon the exercise, expiration, termination, forfeiture or cancellation of such Option.

     The amount received by a Holder upon the exercise of each SAR (subject to any ceiling that may be imposed by the Committee) shall be equal to the fair market value of a share of Stock on the date of exercise reduced by an amount equal to (i) the exercise price of a Plan Option, when SARs are granted in tandem with such Options, or (ii) for all other SARs, the fair market value of a share of Stock on the date the SAR is granted unless, in either case, the Committee specified a higher amount in the Award Agreement. Amounts payable in connection with the exercise of SARs shall be paid in cash, provided that the Committee may pay benefits with respect to any particular SAR exercise wholly or partly in Stock. SARs will not generally be exercisable earlier than the first anniversary of the grant date, and, to the extent identified with a Plan Option, may be exercised to the extent such Option has become exercisable. (See also "Change in Control".) Unless otherwise provided in the Award Agreement, the exercise of SARs identified with Plan Options shall result in the forfeiture of such Option to the extent of the exercise.

     Performance Units and Performance Shares

     The Committee may, in its discretion, grant Performance Units or Performance Shares under the Plan to provide a benefit if specified performance goals determined by the Committee are achieved during a designated measuring period of not less than one year nor more than five years.

     If the minimum performance goals are met during the applicable period, a Performance Unit will be deemed exercised on the date it first becomes exercisable. (See also "Change in Control.") The amount received by a Holder upon exercise of a Performance Unit shall be equal to the product of (i) the Unit Value (as defined below) multiplied by (ii) a percentage designated by the Committee with respect to the level of performance goals achieved during the applicable measuring period. The Unit Value may be, as specified by the Committee,
(i) a dollar amount, or (ii) the fair market value of a share of Stock on the date the Performance Unit is granted, or (iii) the fair market value of a share of Stock on the exercise date of the Performance Unit, plus, if provided in the Award Agreement, an amount (the "Dividend Equivalent Amount") equal to the fair market value of the number of shares of stock that would have been purchased if each dividend paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock, at a purchase price equal to its fair market value on the dividend payment date, or (iv) an amount equal to the fair market value of a share of Stock on the exercise date of the Performance Unit (plus if specified in the Award Agreement, a Dividend Equivalent Amount) reduced by the fair market value of a share of Stock on the Grant Date of the Performance Unit.

     Amounts payable in connection with the exercise of Performance Units shall be paid in cash, provided that the Committee may retain discretion in the Award Agreement to have benefits paid with respect to any particular Unit wholly or partly in Stock.

     If the minimum performance goals are met during the applicable period, the Holder of Performance Shares shall receive shares of Stock equal in number to the product of (i) the number of Performance Shares specified in the Award Agreement, multiplied by (ii) a percentage designated by the Committee with respect to the level of performance goals achieved during the applicable measuring period. The Committee may determine that cash be paid instead of some or all of such shares of Stock. The amount of cash so payable shall be determined by the fair market value of such shares on the business day preceding the date such cash is to be paid. Any Performance Shares with respect to which performance goals have not been achieved by the end of the applicable measuring period shall expire.

TRANSFERABILITY

     In general, a Grantee may not sell or otherwise transfer any Stock Award granted under the Plan. However, each Stock Award may be transferred by will, or the laws of descent and distribution and each Stock Award may be transferred by the Grantee for no consideration to any of the following permissible transferees: any member of the Grantee's Immediate Family, and any general or limited partnership each of the partners of which are members of the Grantee's Immediate Family and which prohibits a transfer of all or any part of any interest in the partnership except to the partnership or to any of the foregoing; and to such other person or entity, and on such terms and conditions, as the Committee, in its discretion, may permit (collectively, "Permissible Transferees"). "Immediate Family" means, with respect to a particular Grantee, that Grantee's spouse, any parent and any lineal descendent (including any adopted child) of any parent of that Grantee or of that Grantee's spouse, and any trustee, guardian or custodian for any of the foregoing.

     Any transferred Award remains subject to the same terms and conditions that applied before the Transfer. This generally means that the Holder of a transferred Award has the same rights and obligations as the Grantee of the Award before the transfer; however, the term of an Award will be affected in the same manner by the termination of employment of the Grantee regardless of whether the Grantee transferred the Award prior to such termination. (See "Termination of Employment.")

     This Prospectus relates to up to 500,000 shares of Stock of the Company which may be offered and sold to Permissible Transferees pursuant to Stock Awards that may be transferred to such Permissible Transferees as described in the immediately preceding paragraph. As used herein, "Participant Transferor" refers to the Plan participant (i.e., a Grantee) who transferred Stock Awards held by a particular Permissible Transferee.

     Once a Stock Award has been transferred to a Permissible
Transferee, it may not be subsequently transferred by the Permissible Transferee without the consent of the Committee.

     A Stock Award may be exercised by a Permissible Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Award (as may be affected by the Participant Transferor's employment status as described below). Payment pursuant to Stock Awards by Permissible Transferees may be made in the same manner as described above for Grantees under the Plan.

TERMINATION OF EMPLOYMENT

     The Award Agreement pertaining to each Stock Award shall set forth the terms and conditions applicable to such Stock Award upon a termination of employment of the Participant Transferor. Because Stock Awards transferred to Permissible Transferees continue to be governed by the terms of the Plan and the original Stock Award, their exercisability continues to be affected by the Participant Transferor's employment status. If the Participant Transferor's employment is terminated as a result of (i) the Participant Transferor's conviction of a felony which is, in the opinion of the Committee, likely to result in injury of a material nature to the Company or a Subsidiary, or (ii) the gross and habitual negligence by the Participant Transferor in the performance of the Participant Transferor's duties to the Company or its Subsidiaries, any unexercised Stock Awards shall thereupon terminate.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is limited to United States federal income tax laws applicable as of May, 1997 to Grantees and Permissible Transferees who are both citizens and residents of the United States. The United States federal income tax treatment of Stock Awards granted to other Grantees or transferred to other Permissible Transferees may differ. In addition, the tax laws of other countries may provide for different tax consequences to Grantees or Permissible Transferees who are subject to such laws. The Stock Awards granted under the Plan may also be subject to various state and local taxes which vary from location to location. The specific federal, state and local tax treatment will vary depending upon a Grantee's or Permissible Transferee's individual circumstances. The general principles for federal income taxation of Stock Awards transferred to Permissible Transferees are not fully developed.
The Company's understanding of how such Stock Awards may be taxed is set forth below. Grantees and Permissible Transferees are urged to consult with their tax advisors to determine (i) how the general principles apply to their individual circumstances, (ii) how state and local tax laws apply, (iii) the tax treatment of option exercises involving use of previously acquired Stock to pay all or part of the exercise price, (iv) the taxation of option exercises after the death of the Participant Transferor, and (v) how transfers affect gift and estate taxes.

     Options

     General Rule. Generally, a Grantee receiving an Option does not realize any taxable income for federal income tax purposes at the time of grant. The gift of an Option to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. (However, Grantees should consult their tax advisors regarding the gift and estate tax implications of such a transfer.) Upon exercise of an Option, the excess of the fair market value of the Stock on the date of exercise over the Option exercise price will be taxable to the Grantee as ordinary income, whether or not the Option has been transferred to a Permissible Transferee. Thus, it is important to recognize that if the stock appreciation is substantial, the Grantee could have substantial income tax liability resulting from the exercise of the Option by the Permissible Transferee. A Grantee who has not transferred the Option will have a capital gain (or loss) upon the subsequent sale of the Stock in an amount equal to the sale price reduced by the fair market value of the Stock on the date the Grantee exercised the Option. If shares acquired upon exercise of an Option by a Permissible Transferee are later sold or exchanged, then the difference between the sales price and the Permissible Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the Permissible Transferee) depending upon whether the Stock has been held for more than one year after the exercise date. The tax basis for the shares in the hands of the Permissible Transferee would be the exercise price for the Option plus the amount of the income recognized at the time of exercise. The holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the date the Option is exercised.

     Permissible Transferees should consult their tax advisors regarding the tax treatment of the exercise of transferred Options involving the use of previously-acquired stock to pay all or part of the Option exercise price. Tax advisors should also be consulted regarding the income taxation of Option exercises which take place after the death of the Grantee.

     The Company is entitled to a tax deduction in the same amount and in the same year in which the Grantee recognizes ordinary income resulting from the exercise of an Option.

     SARs, Performance Units, Performance Shares

     Generally, a Grantee receiving an SAR, Performance Unit or Performance Share does not realize any taxable income for federal income tax purposes at the time of grant. The gift of an SAR, Performance Unit or Performance Share to a Permissible Transferee will not result in taxable income to the Grantee or the Permissible Transferee. (However, Grantees should consult their tax advisors regarding the gift and estate tax implications of such a transfer.) Any cash received by a Permissible Transferee in connection with the exercise of an SAR, Performance Unit or Performance Share and the fair market value of any Stock received in connection with the exercise generally will be taxable as ordinary income to the Grantee at the time of exercise. Thus, it is important to recognize that if the amount paid to a Permissible Transferee in connection with such exercise is substantial, the Grantee could have substantial income tax liability resulting from the exercise of a Stock Award by the Permissible Transferee.

     The Company will be entitled to a deduction at the time the Grantee recognizes ordinary income in the amount equal to the amount of ordinary income recognized by the Grantee.

     Tax Withholding

     Upon exercise of a Stock Award by a Permissible Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor. The Company may require that a Participant Transferor pay an amount sufficient to cover all withholding tax requirements. Normally, the Participant Transferor may satisfy this withholding obligation by writing a check to the Company or by another method permitted by the Company.

RESALE RESTRICTIONS

     Subject to the Plan, and any restrictions that may be imposed in connection with a Stock Award, Permissible Transferees who acquire shares of Stock pursuant to the Plan generally may resell the Stock so acquired. Permissible Transferees who may be deemed to be affiliates of the Company pursuant to Rule 405 under the Securities Act of 1933 (generally speaking, principal stockholders, executive officers and directors of the Company) who receive Stock may resell the Stock so acquired in accordance with the requirements of Rule 144 promulgated under the Securities Act of 1933, without, however, being subject to the holding period requirement of Rule 144. Purchases and sales of the Stock by directors and executive officers of the Company and beneficial owners of more than 10% of the Common Stock (including, for this purpose, Common Stock issuable upon conversion of Class B Stock beneficially owned by such a beneficial owner) of the Company (whether acquired hereunder or otherwise acquired by such persons) may, under certain circumstances, subject such persons to possible liability under
Section 16(b) of the Securities Exchange Act of 1934.

CHANGE IN CONTROL

     In the event of a Change in Control, all Stock Awards will become immediately and fully exercisable. In such event, the benefit payable with respect to a Performance Unit or Performance Share for which the applicable measuring period has not ended would be equal to the product of the Unit Value multiplied successively by (i) the fractional portion of the applicable measuring period elapsed at the date of the Change in Control and
(ii) the greater of the target percentage related to the Performance Unit or Performance Share or the maximum percentage, if any, that would be earned under the terms of the Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of the Change of Control would continue until the end of the measuring period.

     If the Committee in its discretion determines that the exercise of a Stock Award would preclude the use of pooling of interests accounting following an anticipated sale of the Company and that such preclusion of pooling would have a material adverse effect on such sale, the Committee may take action it deems appropriate to preserve the pooling, including either unilaterally canceling the Stock Award prior to the Change of Control or causing the Company to pay the Stock Award rights benefit in Stock if it determines that such payment would not preclude the pooling.

      Under the Plan, a "Change in Control" shall occur, with certain exceptions, if (1) the Class B Stock of the Company together with the Common Stock held by all the beneficial owners of Class B Stock has less than 50% of the Voting Power of the Company, and (a) any person or group (other than a Subsidiary or any employee benefit plan of the Company or a Subsidiary) is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (b) there shall cease to be a majority of the Board of Directors of the Company consisting of individuals who at the effective date of the Plan constituted the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the effective date of the Plan or whose election or nomination for election was previously so approved; or (2) the stockholders of the Company approve a merger, consolidation or reorganization of the Company if the beneficial owners of the Company's voting securities approving the transaction do not own more than 60% of the then outstanding shares of Common Stock and combined Voting Power of the Company's outstanding voting securities after such transaction; or (3) the stockholders of the Company approve a plan of complete liquidation or dissolution, or approve the sale or other disposition of all or substantially all of the assets of the Company.

ADMINISTRATION

     The Plan is administered by the Committee, which is located at the Company's principal executive office. The Committee is composed of not less than three directors of the Company who are disinterested persons ("Disinterested Persons") within the meaning of Rule 16b-3 under the Exchange Act; provided, however, that: (i) membership on the Committee shall be subject to such changes as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt from liability under Section 16(b) of the Exchange Act and Rule 16b-3 thereunder; and (ii) the Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Stock Awards to Grantees who are not subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority or responsibility is exercised.

     Consistent with recent changes in Rule 16b-3, the Board has provided that the Plan will be administered by the Committee, three members of which are Disinterested Persons who will exercise all authority with respect to Plan-related transactions involving persons subject to Section 16(b) (generally, directors, executive officers and 10% stockholders). The Committee also includes one additional director who participates in other Committee actions; such additional member is Paul J. Miller, who is a partner of Sonnenschein Nath & Rosenthal, General Counsel to the Company.

     The members of the Committee are appointed by the Board for such terms as the Board determines, and may be removed by the Board at any time. Vacancies in the Committee are filled by the Board.

     The Committee may equitably adjust the terms and price of Stock Awards under the Plan to reflect a stock dividend, stock split, reverse stock split, share combination, change in capitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by the Company. In the event of change in capitalization the Committee may also equitably adjust the total number of shares of Stock available for Stock Awards under the Plan.

     The Committee also has discretionary authority, among other things, to: (i) grant Stock Awards; (ii) determine whether or not certain Stock Awards are identified with other Stock Awards, and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Stock Awards; (iii) interpret the Plan and make all determinations necessary or advisable for administration of the Plan; (iv) make or rescind rules relating to the Plan, including the exercisability and nonforfeitability of Stock Awards upon the termination of employment of a Grantee; (v) determine terms of Award Agreements, including Performance Goals, if any, which terms need not be identical and modify or cancel Award Agreements with the consent of the Grantee (except that the consent of the Grantee is not required for any modification to a Stock Award which has not been exercised if the modification (a) does not adversely affect the rights of the Grantee, or (b) is necessary or advisable because of any new or changed law, regulation, ruling or judicial decision); (vi) accelerate or extend the exercisability of, and accelerate or waive restrictions applicable to, any Stock Award; (vii) make such adjustments or modifications to Stock Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan; and (viii) impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Stock Awards as it may deem appropriate, including requiring simultaneous exercise of related identified Stock Awards, and limiting the percentage of Stock Awards which may from time to time be exercised by a Grantee.

     The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final. No member of the Committee may be held personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Stock Award thereunder.

AMENDMENT OF THE PLAN

     The Board can modify the Plan, without approval of the Company's stockholders, except as such stockholder approval may be required under the listing requirements of any stock exchange on which are listed any of the Company's equity securities.

                        USE OF PROCEEDS

     The Company intends to use any proceeds received from the exercise of Stock Awards for general corporate purposes.

                      PLAN OF DISTRIBUTION

     As described elsewhere in this Prospectus, the shares of Stock offered hereby shall be issued by the Company in accordance with the terms of the Plan. (See "Use of Proceeds".)

                         LEGAL MATTERS

     The legality of the Stock covered hereby has been passed upon for the Company by Sonnenschein Nath & Rosenthal. Sonnenschein Nath & Rosenthal has also advised the Company concerning certain Federal income tax consequences related to Stock Awards under the Plan and the transfer and exercise thereof. Paul J. Miller a partner of Sonnenschein Nath & Rosenthal ("SNR") is a director of the Company and owns 7,878 shares of the Company's Common Stock (including shares owned by his spouse and children). Other SNR attorneys working on this matter own no shares of the Company's Common Stock.

                             EXPERTS

     The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended July 31, 1996 have been audited by Blackman Kallick Bartelstein LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of the amount of all expenses incurred by the Company in connection with the issuance and distribution of the Common Stock registered hereunder. All of the amounts are estimated, except the Securities and Exchange Commission registra tion fee.

     Securities and Exchange Commission Registration Fee  $  2,357.95
     Accounting Fees and Expenses                         $  1,000.00
     Legal Fees and Expenses                              $ 10,000.00
          Total                                           $ 13,357.95

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceed ing, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officers or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stock holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware Law providing for liabil ity of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article VII of the By-Laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law. The Company has in effect insurance policies providing both directors' and officers' liability coverage and corporation reimbursement coverage.

ITEM 16.  EXHIBITS.

Exhibit No.         Description of Document

(4) Instruments defining the rights of security holders, including indentures:

     (a)  Debt Securities

               (i) Note Agreement, dated April 5, 1991, between Registrant and the Teacher's Insurance and Annuity Association of America regarding $8,000,000 9.38% Senior Notes due November 15, 2001. Incorporated by reference to Exhibit 10(h) to Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1991.

               (ii) Note Agreement, dated as of April 15, 1993, between Registrant and the Teacher's Insurance and Annuity Association of America regarding $6,500,000 7.17% Senior Notes due August 15, 2004. Incorporated by reference to Exhibit 10(i) to Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993.

               (iii) Credit Agreement, dated as of September 21, 1994, between Registrant and Harris Trust and Savings Bank regarding $5,000,000 7.78% Term Loan Note and
          $5,000,000 Revolving Credit Note. Incorporated by reference to Exhibit 10(i) to Registrant's Annual
          Report on Form 10-K for the fiscal year ended July 31, 1994.

               (iv) $10,000,000 unsecured line of credit agreement dated as of July 25, 1996 between Registrant and Harris Trust and Savings. Incorporated by reference to Exhib it 10(l) to Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.

               (v)  Letter of Credit Agreement, dated as of
          October 1, 1988 between Harris Trust and Savings Bank and Blue Mountain Production Company in the amount of $2,634,590 in connection with the issuance by Town of Blue Mountain, Mississippi of Variable/Fixed Rate Industrial Development Revenue Bonds, Series 1988 B
          (Blue Mountain Production Company Project) in the aggregate principal amount of $2,500,000 and related Indenture of Trust, Lease Agreement, Remarketing Agree ment and Guaranties. The Registrant agrees to furnish this agreement upon the request of the Commission.

     8.1  Opinion and Consent of Sonnenschein Nath & Rosenthal.

     23.1 Consent of Blackman Kallick Bartelstein LLP, independent auditors

     23.3 Consent of Sonnenschein Nath & Rosenthal, included in Exhibit 8.1

     24   Power of Attorney (included on the signature page)

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

                    (1)  To file, during any period in which
               offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)  To include any prospectus
                    required by Section 10(a)(3) of the Securities
                    Act of 1933;

                              (ii) To reflect in the prospectus
                    any facts or events arising after the
                    effective date of the registration statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                              (iii)     To include any material
                    information with respect to the plan of
                    distribution not previously disclosed in the registration statement or any material change to such information in the registration state ment;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securi ties Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)  To remove from registration by means of
               a post-effective amendment any of the securities being registered which remain unsold at the termi nation of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho rized, in the City of Chicago, and State of Illinois, on the 16th day of May, 1997.

                              OIL-DRI CORPORATION OF AMERICA


                              By  /s/ DANIEL S. JAFFEE
                                    Daniel S. Jaffee
                                    President & Chief Operating Officer

     Each person whose signature appears below constitutes and appoints Daniel S. Jaffee and Brian P. Curtis each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requi site and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the follow ing persons in the capacities indicated and on the 16th day of May 1997.

          Signature                Title

/s/ RICHARD M. JAFFEE     Chairman of the Board of Directors
Richard M. Jaffee         and Chief Executive Officer


/s/ DANIEL S. JAFFEE      President, Chief Operating Officer,
Daniel S. Jaffee          and Director


/s/ ROBERT D. JAFFEE      Director
Robert D. Jaffee

          Signature                Title

/s/ MICHAEL L. GOLDBERG   Vice President and Chief Financial
Michael L. Goldberg       Officer


/s/ JAMES F. JAPCZYK      Controller and Chief
James F. Japczyk          Accounting Officer


/s/ J. STEVEN COLE       Director
J. Steven Cole


/s/ RONALD B. GORDON     Director
Ronald B. Gordon


/s/ EDGAR D. JANNOTTA    Director
Edgar D. Jannotta


/s/ JOSEPH C. MILLER     Vice Chairman and Director
Joseph C. Miller


/s/ PAUL J. MILLER       Director
Paul J. Miller


/s/ HAYDN H. MURRAY      Director
Haydn H. Murray


/s/ ALAN H. SELIG        Director
Alan H. Selig